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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in Amendment No. 1 of this Registration Statement on Form S-4 (No. 333-106586) of El Paso Production Holding Company of our report dated April 25, 2003, except for the last paragraph of Note 14, for which the date is May 20, 2003 relating to the consolidated financial statements of El Paso Production Holding Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

October 3, 2003